Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

To Whom It May Concern:

We have issued our report dated June 25, 2004, accompanying the financial statements of XSlnventory on Form SB-2 for the years ended December 31, 2003 and 2002. We also conducted a review of the Form 10Q filing for the interim period ended June 30, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of XSInventory on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

December 16, 2004